Archrock Reports Fourth Quarter and Full Year 2018 Results and Provides 2019 Guidance

HOUSTON, February 19, 2019 – Archrock, Inc. (NYSE: AROC) (“Archrock” or the “Company”) today reported results for the fourth quarter and full year 2018 and provided 2019 financial guidance.

Fourth Quarter and Full Year 2018 Results

•
Net income for the fourth quarter of 2018 was $13.0 million compared to net income of $49.1 million in the fourth quarter of 2017. Net income for 2018 was $29.2 million, up 58% compared to 2017. The fourth quarter and full year 2017 results include an income tax benefit of $53.4 million from the Tax Cuts and Jobs Act, and the fourth quarter and full year 2018 results include a net benefit from tax audits and settlements of $9.5 million.

•
Adjusted EBITDA (a non-GAAP measure defined below) for the fourth quarter of 2018 was $97.6 million, up 31% compared to the fourth quarter of 2017. Adjusted EBITDA was $352.3 million for 2018, up 26% compared to 2017. Results for the fourth quarter and full year 2018 also include the net benefit from tax audits and settlements of $9.5 million.

•	Total operating horsepower increased by 65,000 for the fourth quarter of 2018, resulting in a 2018 total operating horsepower increase of 277,000, up 9% as compared to 2017 exit operating horsepower.

•	Previously declared quarterly dividend of $0.132 per common share for the fourth quarter of 2018 was 10% higher compared to the fourth quarter of 2017.

•	Dividend coverage was 3.00x for 2018; the leverage ratio was 4.4x at year end.

Management Commentary and Outlook

“Solid fourth quarter performance capped off an outstanding year,” said Brad Childers, Archrock’s President and Chief Executive Officer. “We grew our operating horsepower by 65,000, delivered strong operational execution and benefited from pricing momentum, which contributed to attractive adjusted EBITDA growth over last year’s fourth quarter. Compression market fundamentals during the fourth quarter remained constructive, driving strong growth across our operational footprint.”

“2018 was an exciting and successful year,” continued Childers. “We completed the merger with Archrock Partners, delivered 277,000 operating horsepower growth, achieved strong safety performance, maintained a high utilization rate on our fleet, increased adjusted EBITDA by 26% and advanced our leverage reduction.”

“U.S. natural gas production is expected to continue to grow in 2019 and beyond, driven by strong secular market demand in the U.S. and globally, especially in the form of LNG. This increased demand for natural gas is being readily met from the abundant and affordable U.S. supply from cost effective dry natural gas plays and associated gas produced with oil in several of Archrock’s key markets, including the Permian, Niobrara and SCOOP/STACK.”

“Driven by strong market fundamentals, the outlook for natural gas production growth in 2019 is translating directly into significant customer commitments, positioning Archrock for another year of strategically managed growth. We remain committed to our capital allocation policy of selectively investing in high-return assets and decreasing leverage below 4.0x in 2020, enabling us to increase our dividend 10% to 15% annually through 2020,” concluded Childers.

Contract Operations

For the fourth quarter of 2018, contract operations segment revenue totaled $176.4 million, reflecting an increase of 13% compared to $156.3 million in the fourth quarter of 2017. Gross margin was $104.8 million, up $13.2 million or 14% from the fourth quarter of 2017, reflecting a gross margin percentage of 59.4% compared to 58.6% in the prior year quarter. Total operating horsepower at the end of the fourth quarter of 2018 was 3.5 million, up from 3.3 million at the end of the prior year quarter, reflecting a 9% increase. Utilization at the end of the fourth quarter of 2018 was 89.1% compared to 84.6% at the end of the fourth quarter of 2017.

For the full year 2018, contract operations segment revenue totaled $672.5 million, reflecting an increase of 10% compared to $610.9 million for the full year 2017. Gross margin was $399.5 million, up $51.6 million or 15% as compared to the prior year, reflecting a gross margin percentage of 59.4% compared to 56.9% in the prior year.

Aftermarket Services

For the fourth quarter of 2018, aftermarket services segment revenue totaled $56.8 million, reflecting an increase of 8% compared to $52.6 million in the fourth quarter of 2017. Gross margin was $8.6 million, essentially unchanged from the fourth quarter of 2017, reflecting a gross margin percentage of 15.1% and down compared to 16.2% in the prior year quarter as a result of higher costs in the fourth quarter of 2018.

For the full year 2018, aftermarket services segment revenue totaled $231.9 million for 2018, reflecting an increase of 26% compared to $183.7 million in 2017. Gross margin was $40.6 million, up $12.7 million or 46% from 2017, reflecting a gross margin percentage of 17.5% compared to 15.1% in the prior year.

Balance Sheet

Total consolidated debt as of December 31, 2018 was $1.53 billion compared to $1.52 billion as of September 30, 2018. The Company’s leverage ratio as of December 31, 2018 was 4.4x compared to 4.7x as of September 30, 2018. Our available liquidity as of December 31, 2018 was $391.6 million compared to $324.0 million as of September 30, 2018.

During the quarter, we received an $18.7 million payment made to us by Exterran in connection with the spin-off, involving proceeds it received from PDVSA relating to the sale of Exterran’s previously nationalized Venezuelan assets in 2012.  This payment did not affect our income statement.

Quarterly Dividend

Archrock’s Board of Directors recently declared a quarterly dividend of $0.132 per share of common stock, or $0.528 per share on an annualized basis, unchanged sequentially and up 10% as compared to the fourth quarter 2017. Dividend coverage in the fourth quarter of 2018 was 3.40x, and included a net benefit of $9.5 million from tax audits and settlements. The dividend was paid on February 14, 2019 to stockholders of record at the close of business on February 8, 2019.

2019 Annual Guidance

Archrock is providing annual guidance as follows (in thousands, except percentages and ratios):

	Full-Year 2019 Guidance
	Low	High

Net income (1)	$73,000	$103,000
Adjusted EBITDA (2)	370,000	400,000
Cash available for dividend (3) (4)	174,000	194,000

Segment
Contract operations revenue	$730,000	$760,000
Contract operations gross margin percentage	60%	62%
Aftermarket services revenue	$225,000	$255,000
Aftermarket services gross margin percentage	17%	19%

Selling, general and administrative	$118,000	$124,000

Capital expenditures
Growth capital expenditures	$250,000	$300,000
Maintenance capital expenditures	57,000	63,000
Other capital expenditures	43,000	47,000

Dividend growth	10-15% annually through 2020
Leverage	Below 4.0x in 2020
Cash available for dividend coverage	Above 2.0x through 2020

(1)
2019 annual guidance for net income does not include the impact of long-lived asset impairment because due to its nature it cannot be accurately forecasted. Long-lived asset impairment does not impact adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived asset impairment for the years ended 2018 and 2017 was $28.1 million and $29.1 million, respectively.

(2)
Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

(3)	Management uses cash available for dividend as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.

(4)
A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(13.2) million and $2.6 million for the years ended 2018 and 2017, respectively.

Summary Metrics

(in thousands, except percentages and ratios)
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Net income	$12,968	$9,974	$49,142	$29,160	$18,410
Net income attributable to Archrock stockholders	$12,968	$9,974	$47,560	$21,063	$18,953
Adjusted EBITDA	$97,557	$89,466	$74,278	$352,256	$280,377

Contract operations revenue	$176,380	$169,509	$156,299	$672,536	$610,921
Contract operations gross margin	$104,827	$100,453	$91,585	$399,523	$347,916
Contract operations gross margin percentage	59%	59%	59%	59%	57%

Aftermarket services revenue	$56,779	$62,863	$52,636	$231,905	$183,734
Aftermarket services gross margin	$8,598	$12,820	$8,546	$40,551	$27,817
Aftermarket services gross margin percentage	15%	20%	16%	17%	15%

Selling, general, and administrative	$21,108	$26,298	$29,660	$101,563	$111,483

Cash available for dividend (1)	$58,647	$50,370	N/A	$201,384	N/A
Cash available for dividend coverage (1)	3.40x	2.95x	N/A	3.00x	N/A

	December 31,	September 30,	December 31,
	2018	2018	2017

Total available horsepower	3,963	3,937	3,847
Total operating horsepower	3,530	3,465	3,253
Horsepower utilization spot	89%	88%	85%

(1)	Concurrent with the closing of the merger of Archrock, Inc. and Archrock Partners, L.P., the definition of cash available for dividend was changed. As such, historical periods are not presented.

Conference Call Details

Archrock will host a conference call on Wednesday, February 20, 2019, to discuss their fourth quarter 2019 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-517-2458 in the United States and Canada or +1-847-413-3538 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock conference call number 8552 120#.

A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1-888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 8552 120#.

*****

Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding loss from discontinued operations, net of tax, income taxes, interest expense, depreciation and amortization, long-lived asset impairment, restatement and other charges, restructuring and other charges, corporate office relocation costs, debt extinguishment loss, merger-related costs, indemnification (income) expense, net, non-cash stock-based compensation expense and other items. A reconciliation of adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, appears below.

Gross margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income (loss), the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding income taxes, interest expense, depreciation and amortization, long-lived asset impairment, restatement and other charges, debt extinguishment loss, merger-related costs, indemnification (income) expense, net and non-cash stock-based compensation expense less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income (loss) and cash flows from operating activities, the most directly comparable GAAP measures, appear below.

About Archrock

Archrock is an energy infrastructure company with a pure-play focus on midstream natural gas compression.  Archrock is the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. Archrock is headquartered in Houston, Texas, with approximately 1,700 employees. For more information, please visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward-looking information includes, but is not limited to statements regarding: guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic and market conditions and trends; Archrock’s operational and financial strategies, including planned growth strategies, Archrock’s ability to successfully effect those strategies and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; the effectiveness of Archrock’s control environment, including the identification of additional control deficiencies; the results of reviews, investigations or other preceding by government authorities; the results of any shareholder actions relating to Archrock’s restatement of financial statements that may be filed; and the potential additional costs related to Archrock’s restatement, cost sharing with Exterran Corporation and addressing reviews, investigation or other proceedings by government authorities or shareholder actions.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2017, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Paul Burkhart
Treasurer & VP of Investor Relations
281-836-8688
investor.relations@archrock.com

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Revenue:
Contract operations	$176,380	$169,509	$156,299	$672,536	$610,921
Aftermarket services	56,779	62,863	52,636	231,905	183,734
Total revenue	233,159	232,372	208,935	904,441	794,655

Cost of sales (excluding depreciation and amortization):
Contract operations	71,553	69,056	64,714	273,013	263,005
Aftermarket services	48,181	50,043	44,090	191,354	155,917
Total cost of sales (excluding depreciation and amortization)	119,734	119,099	108,804	464,367	418,922
Selling, general and administrative	21,108	26,298	29,660	101,563	111,483
Depreciation and amortization	43,381	43,779	46,080	174,946	188,563
Long-lived asset impairment	9,804	6,660	8,284	28,127	29,142
Restatement and other charges	214	396	1,083	19	4,370
Restructuring and other charges	—	—	141	—	1,386
Interest expense	23,926	23,518	21,943	93,328	88,760
Debt extinguishment loss	—	—	—	2,450	291
Merger-related costs	169	182	275	10,162	275
Other income, net	(2,382)	(660)	(1,446)	(5,831)	(5,918)
Income (loss) before income taxes	17,205	13,100	(5,889)	35,310	(42,619)
Provision for (benefit from) income taxes	4,237	3,126	(55,031)	6,150	(61,083)
Income from continuing operations	12,968	9,974	49,142	29,160	18,464
Loss from discontinued operations, net of tax	—	—	—	—	(54)
Net income	12,968	9,974	49,142	29,160	18,410
Less: Net (income) loss attributable to the noncontrolling interest	—	—	(1,582)	(8,097)	543
Net income attributable to Archrock stockholders	$12,968	$9,974	$47,560	$21,063	$18,953

Net income attributable to Archrock common stockholders per common share: Basic and diluted(1)	$0.10	$0.08	$0.67	$0.19	$0.26

Weighted average common shares outstanding used in income per common share:
Basic	128,036	127,842	69,709	109,305	69,552
Diluted	128,133	127,955	69,809	109,421	69,664
——————

(1)
Basic and diluted net income attributable to Archrock common stockholders per common share was computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have nonforfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income attributable to Archrock common stockholders per common share.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Revenue:
Contract operations	$176,380	$169,509	$156,299	$672,536	$610,921
Aftermarket services	56,779	62,863	52,636	231,905	183,734
Total revenue	$233,159	$232,372	$208,935	$904,441	$794,655

Gross margin (1):
Contract operations	$104,827	$100,453	$91,585	$399,523	$347,916
Aftermarket services	8,598	12,820	8,546	40,551	27,817
Total gross margin	$113,425	$113,273	$100,131	$440,074	$375,733

Gross margin percentage:
Contract operations	59%	59%	59%	59%	57%
Aftermarket services	15%	20%	16%	17%	15%
Total gross margin percentage	49%	49%	48%	49%	47%

Selling, general and administrative	$21,108	$26,298	$29,660	$101,563	$111,483
% of revenue	9%	11%	14%	11%	14%

Adjusted EBITDA (1)	$97,557	$89,466	$74,278	$352,256	$280,377
% of revenue	42%	39%	36%	39%	35%

Capital expenditures	$77,919	$109,011	$69,445	$319,102	$221,693
Less: Proceeds from sale of property, plant and equipment	(9,866)	(4,868)	(24,273)	(33,927)	(46,954)
Net capital expenditures	$68,053	$104,143	$45,172	$285,175	$174,739

Total available horsepower (at period end) (2)	3,963	3,937	3,847	3,963	3,847
Total operating horsepower (at period end) (3)	3,530	3,465	3,253	3,530	3,253
Average operating horsepower	3,502	3,406	3,234	3,386	3,152
Horsepower utilization:
Spot (at period end)	89%	88%	85%	89%	85%
Average	88%	87%	84%	87%	82%

Dividend declared for the period per share	$0.132	$0.132	$0.120	$0.516	$0.480
Dividend declared for the period to all shareholders	$17,261	$17,094	$8,519	$67,024	$34,125
Cash available for dividend coverage (4)(5)	3.40x	2.95x	N/A	3.00x	N/A
——————

(1)
Management believes gross margin and adjusted EBITDA provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.

(2)	Defined as idle and operating horsepower. New compressor units completed by a third party manufacturer that have been delivered to us are included in the fleet.

(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.

(4)	Concurrent with the closing of the merger of Archrock, Inc. and Archrock Partners, L.P., the definition of cash available for dividend was changed. As such, historical periods are not presented.

(5)	Defined as cash available for dividend divided by dividends declared for the period.

	December 31,	September 30,	December 31,
	2018	2018	2017
Balance Sheet:
Debt - Parent level	$—	$—	$56,000
Debt - Archrock Partners, L.P.	1,529,501	1,515,679	1,361,053
Total consolidated debt, net (1)	$1,529,501	$1,515,679	$1,417,053
Archrock stockholders’ equity	$841,574	$827,798	$777,049
——————

(1)	Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Reconciliation of Net Income to Adjusted EBITDA and Gross Margin
Net income	$12,968	$9,974	$49,142	$29,160	$18,410
Less: Loss from discontinued operations, net of tax	—	—	—	—	(54)
Income from continuing operations	12,968	9,974	49,142	29,160	18,464
Depreciation and amortization	43,381	43,779	46,080	174,946	188,563
Long-lived asset impairment	9,804	6,660	8,284	28,127	29,142
Restatement and other charges	214	396	1,083	19	4,370
Restructuring and other charges	—	—	141	—	1,386
Corporate office relocation costs (1)	—	—	—	—	1,318
Interest expense	23,926	23,518	21,943	93,328	88,760
Debt extinguishment loss	—	—	—	2,450	291
Merger-related costs	169	182	275	10,162	275
Stock-based compensation expense	1,821	1,804	2,344	7,388	8,461
Indemnification expense, net (2)	1,037	27	17	526	430
Provision for (benefit from) income taxes	4,237	3,126	(55,031)	6,150	(61,083)
Adjusted EBITDA(3)	97,557	89,466	74,278	352,256	280,377
Selling, general and administrative	21,108	26,298	29,660	101,563	111,483
Corporate office relocation costs	—	—	—	—	(1,318)
Stock-based compensation expense	(1,821)	(1,804)	(2,344)	(7,388)	(8,461)
Indemnification expense, net	(1,037)	(27)	(17)	(526)	(430)
Other income, net	(2,382)	(660)	(1,446)	(5,831)	(5,918)
Gross margin (3)	$113,425	$113,273	$100,131	$440,074	$375,733
——————

(1)
Includes charges associated with the relocation of our corporate headquarters in the third quarter of 2017, which are included in selling, general and administrative in our consolidated statement of operations.

(2)	Represents net expense incurred pursuant to indemnification provisions of our separation and distribution and tax matters agreements with Exterran Corporation.

(3)
Management believes adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,
	2018	2018	2018
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend
Net income	$12,968	$9,974	$29,160
Depreciation and amortization	43,381	43,779	174,946
Long-lived asset impairment	9,804	6,660	28,127
Restatement and other charges	214	396	19
Interest expense	23,926	23,518	93,328
Debt extinguishment loss	—	—	2,450
Merger-related costs	169	182	10,162
Stock-based compensation expense	1,821	1,804	7,388
Indemnification expense, net	1,037	27	526
Provision for income taxes	4,237	3,126	6,150
Adjusted EBITDA (1)	97,557	89,466	352,256
Less: Maintenance capital expenditures	(12,924)	(12,553)	(49,733)
Less: Other capital expenditures	(3,975)	(4,797)	(17,815)
Less: Cash tax (payment) refund	91	(78)	2,131
Less: Cash interest	(22,102)	(21,668)	(85,455)
Cash available for dividend (2)	$58,647	$50,370	$201,384
——————

(1)
Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.

(2)	Management uses cash available for dividend as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,
	2018	2018	2018
Reconciliation of Cash Flows from Operations to Cash Available for Dividend
Cash flows from operating activities	$55,242	$65,490	$225,947
Inventory write-downs	(429)	(167)	(1,614)
Provision for doubtful accounts	(133)	(636)	(1,677)
Gain on sale of assets	2,780	706	5,674
Current income tax provision	513	285	912
Cash tax (payment) refund	91	(78)	2,131
Amortization of contract costs	(4,607)	(4,051)	(14,939)
Deferred revenue recognized in earnings	11,008	6,146	28,428
Restatement and other charges	214	396	19
Merger-related costs	169	182	10,162
Indemnification expense, net	1,037	27	526
Changes in assets and liabilities	9,410	(726)	13,173
Maintenance capital expenditures	(12,924)	(12,553)	(49,733)
Other capital expenditures	(3,975)	(4,797)	(17,815)
Proceeds from settlement of interest rate swaps that include financing elements	251	146	190
Cash available for dividend (1)	$58,647	$50,370	$201,384
——————

(1)	Management uses cash available for dividend as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.
UNAUDITED FOWARD LOOKING SUPPLEMENTAL INFORMATION
(in thousands)

	Annual Guidance Range
	2019
	Low	High
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend
Net income (1)	$73,000	$103,000
Depreciation and amortization	180,000	180,000
Interest expense	103,000	103,000
Stock-based compensation expense	9,000	9,000
Provision for (benefit from) income taxes	5,000	5,000
Adjusted EBITDA (2)	370,000	400,000
Less: Maintenance capital expenditures	(57,000)	(63,000)
Less: Other capital expenditures	(43,000)	(47,000)
Less: Cash tax (payment) refund	(1,000)	(1,000)
Less: Cash interest expense	(95,000)	(95,000)
Cash available for dividend (3) (4)	$174,000	$194,000
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(1)
2019 annual guidance for net income does not include the impact of long-lived asset impairment because due to its nature it cannot be accurately forecasted. Long-lived asset impairment does not impact adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived asset impairment for the years ended 2018 and 2017 was $28.1 million and $29.1 million, respectively.

(2)
Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.

(3)	Management uses cash available for dividend as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.

(4)
A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(13.2) million and $2.6 million for the years ended 2018 and 2017, respectively.